Exhibit 8.1


                 [WILLIAMS, MULLEN, CLARK & DOBBINS LETTERHEAD]


                               ____________, 2000




McKinnon & Company, Inc.
555 Main Street
Norfolk, VA 23510

                  Re:   Southern Financial Capital Trust I

Ladies and Gentlemen:

         We have acted as counsel to Southern Financial Bancorp. Inc. (the "Corporation") and Southern Financial Capital Trust I, a statutory business trust formed under the laws of Delaware (the "Trust") in connection with the preparation and filing with the Securities and Exchange Commission of the Registration Statement on Form S-1, as amended to the date hereof (the "Registration Statement"), under the Securities Act of 1933, as amended, and the Prospectus that is a part thereof (the "Prospectus") with respect to the issuance by the Trust of up to $12.0 million of its $______ Capital Securities (the "Capital Securities").

         In connection with this opinion, we have examined (i) the Registration Statement, (ii) the Prospectus, (iii) the Declaration of Trust of the Trust, dated as of December 28, 1999, between the Corporation and Wilmington Trust Company, as Trustee, (iv) the Amended and Restated Declaration of Trust, dated as of _________, 2000, among the Corporation, Wilmington Trust Company, as Property Trustee and Delaware Trustee, and the Administrative Trustees named therein and (v) such other corporate records, agreements, documents and other instruments as we have deemed necessary as a basis for the opinion hereinafter set forth ((i) (ii), (iii), (iv) and (v) collectively the "Offering Documents"). We assume the correctness of the factual matters contained in such reliance sources and have made no independent investigation for the purpose of confirming that such factual matters are correct. We have assumed that the operative documents described in the Prospectus will be performed in accordance with the terms described therein.

         We have assumed (i) the genuineness of all signatures on the Offering Documents, (ii) the due authorization, execution, and delivery of all documents and the validity and binding effect thereof, (iii) the authenticity of all documents submitted to us as originals, (iv) the


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conformity to the  originals of all documents  submitted to us as copies and the authenticity of the originals from which the copies were made, and (v) the legal capacity of natural persons.

         Based on the foregoing, we hereby confirm to you our opinion as set forth in the Prospectus under the heading "Certain United States Federal Income Tax Consequences," subject to the limitations set forth therein.

         In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code, Treasury Regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service, and other authorities we have considered relevant. Our opinion is limited to the federal tax law of the United States of America and is expressed as of the date hereof. We do not assume any obligation to update or supplement our opinion to reflect any fact or circumstance which hereafter comes to our attention or any change in law which hereafter occurs. Our opinions are limited to the matters expressly stated; no opinion is implied or may be inferred beyond such matters.

         This opinion is rendered to you and for your benefit solely in connection with the transactions described herein. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, which has been filed by the Corporation and the Trust with the Securities and Exchange Commission and to the reference of our firm under the caption "Certain Federal Income Tax Consequences" in the Prospectus. This opinion may not, without our prior consent, be otherwise distributed or relied upon by any other person, or filed with any other government agency or quoted in any other document.

                                         Very truly yours,

                                         WILLIAMS, MULLEN, CLARK &
                                             DOBBINS


                                         By:____________________________________